As filed with the Securities and Exchange Commission on June 2, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FLEX LTD.
(Exact name of registrant as specified in its charter)
(Company Registration Number: 199002645H)

Singapore	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2 Changi South Lane
Singapore 486123
(65) 6876 9899
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott Offer
Executive Vice President and General Counsel
Flex Ltd.
2 Changi South Lane
Singapore 486123
(65) 6876 9899
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jeffrey N. Ostrager
Venable LLP
1270 Avenue of the Americas
New York, New York 10020
(212) 307-5500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Ordinary Shares, no par value
Debt Securities

(1)
An indeterminate amount of securities of each identified class of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act of 1933, as amended (the “Securities Act”) and is excluding this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act. This registration statement also covers such indeterminate amount of ordinary shares as may be issued in exchange for, or upon conversion of, as the case may be, debt securities registered hereunder. Separate consideration may or may not be received for ordinary shares so issued upon conversion or exchange. Securities may be issued in U.S. dollars or the equivalent thereof in foreign currency or currency units.

PROSPECTUS
Flex Ltd.
(Incorporated in the Republic of Singapore)
(Company Registration Number 199002645H)
Ordinary Shares
Debt Securities

We or certain selling securityholders may offer and sell from time to time, in one or more offerings, ordinary shares or debt securities or any combination thereof. Any series of debt securities may be convertible into or exchangeable for our ordinary shares.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms and prices of any securities to be offered, and the specific manner in which they may be offered, in one or more supplements to this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any free writing prospectus carefully before you invest.
Our securities may be offered directly or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of any securities, we will disclose their names and the nature of the arrangement with them in the applicable prospectus supplement.
Our ordinary shares are quoted on The Nasdaq Global Select Market under the symbol “FLEX.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus. We may include additional risk factors in a prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement and under similar headings in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 2, 2021.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The terms “Flex,” “the Company,” “we,” “us,” “our” and similar terms as used in this prospectus mean Flex Ltd. and its subsidiaries, unless otherwise indicated or the context otherwise requires.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings, and selling securityholders may sell our ordinary shares from time to time in one or more offerings.
This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or the selling securityholders sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, the applicable prospectus supplement and any free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information” before making your investment decision.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
This prospectus has not been, and will not be, registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any of the securities registered hereby may not be circulated or distributed, nor may any of the securities registered hereby be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable provision of the SFA.
Where any of the securities registered hereby are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities registered hereby pursuant to an offer made under Section 275 of the SFA except:
(1)   to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(2)   where no consideration is or will be given for the transfer;
(3)   where the transfer is by operation of law;

(4)   as specified in Section 276(7) of the SFA; or
(5)   as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Notification under Section 309B(1) of the SFA — Unless otherwise stated in the relevant prospectus supplements, the securities registered hereby are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
FLEX LTD.
We are the manufacturing partner of choice that helps a diverse customer base design and build products that improve the world. Through the collective strength of a global workforce across approximately 30 countries and responsible, sustainable operations, we deliver technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets.
In the first quarter of fiscal year 2021, we made certain changes in our organizational structure as part of our strategy to further drive growth, efficiency and productivity with two focused and complementary delivery models, Flex Agility Solutions and Flex Reliability Solutions. We now report our financial performance based on these two reportable segments:
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Flex Agility Solutions (“FAS), which is comprised of the following end markets:

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Communications, Enterprise and Cloud, including data infrastructure, edge infrastructure and communications infrastructure;

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Lifestyle, including appliances, consumer packaging, floorcare, micro mobility and audio; and

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Consumer Devices, including mobile and high velocity consumer devices.

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Flex Reliability Solutions (“FRS”), which is comprised of the following end markets:

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Automotive, including autonomous, connectivity, electrification, and smart technologies;

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Health Solutions, including medical devices, medical equipment and drug delivery; and

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Industrial, including capital equipment, industrial devices, renewable including our Nextracker business, grid edge, and power systems.

The FAS segment is optimized for speed to market based on a highly flexible supply and manufacturing system. The FRS segment is optimized for longer product lifecycles requiring complex ramps with specialized production models and critical environments.
Our customers include many of the world’s leading technology, healthcare, automotive, and industrial companies. We are focused on establishing long-term relationships with our customers and have been successful in expanding relationships to incorporate additional product lines and services.
Flex Ltd. was incorporated in the Republic of Singapore in May 1990. Our principal corporate office is located at 2 Changi South Lane, Singapore 486123. Our U.S. corporate headquarters is located at 6201 America Center Drive, San Jose, California 95002 U.S.A. Our telephone number is (65) 6876 9899.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Information about us, including our SEC filings, is also available on our website address at www.flex.com. The information contained on or linked to or from our website, except for SEC filings referred to below, is not incorporated by reference into this prospectus or any accompanying prospectus supplement and should not be considered part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. We incorporate by reference into this prospectus the documents listed below and any amendments thereto and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the termination of the offering under this prospectus (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act, or we incorporate it by reference into a filing under the Securities Act, or the Exchange Act):
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our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 filed with the SEC on May 19, 2021 (the “2021 10-K”); and

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the description of our ordinary shares contained in our Registration Statement on Form 8-A/A filed with the SEC on October 23, 2006, as further amended by Exhibit 4.14 (Description of Registrant’s Securities) to our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 filed with the SEC on May 28, 2020, including any amendment or report filed with the SEC for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Notwithstanding the foregoing, we are not incorporating into this prospectus any document or information deemed to have been furnished and not filed in accordance with SEC rules. You (or any beneficial owner) can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address described under “Where You Can Find More Information.” Documents incorporated by reference are also available from us without charge, excluding any exhibits to those documents, unless an exhibit has been specifically incorporated by reference in this prospectus.
You may request a copy of those documents, at no cost, by writing or telephoning us at:
Flex Ltd.
6201 America Center Drive
San Jose, California 95002 U.S.A.
Telephone: (408) 577-4632
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
Except for historical information, certain matters contained or incorporated by reference in this prospectus and any accompanying prospectus supplement are, or may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “will,” “may,” “designed to,” “believe,” “should,” “anticipate,” “plan,” “expect,” “intend,” “estimate” and similar expressions identify forward-looking statements, which speak only as of the date they were made. Because these forward-looking statements are subject to risks and uncertainties, actual results could differ materially from the expectations expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include the risks identified in any accompanying prospectus supplement and those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2021 10-K, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. In addition, new risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for our forward-looking statements. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law.
Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”
ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS
We are incorporated in Singapore under the Companies Act, Chapter 50 of Singapore (the “Singapore Companies Act”). Some of our officers and directors reside outside the United States and a substantial portion of our assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or to enforce against us in United States courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. Judgments of United States courts based upon the civil liability provisions of the federal securities laws of the United States are not directly enforceable in Singapore courts and there can be no assurance as to whether Singapore courts will enter judgments in original actions brought in Singapore courts based solely upon the civil liability provisions of the federal securities laws of the United States.
There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the federal securities laws of the United States would be recognized or enforceable in Singapore courts, and there is doubt as to whether Singapore courts would enter judgments in original actions brought in Singapore courts based solely upon the civil liability provisions of the federal securities laws of the United States. A final and conclusive judgment in the federal or state courts of the United States under which a fixed sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of Singapore under the common law doctrine of obligation. In addition, Singapore courts would not recognize or enforce judgments against us, our directors and officers to the extent that the judgment is punitive or penal. It is uncertain as to whether a judgment of the courts of the United States under the civil liability provisions of the federal securities law of the United States would be determined by the Singapore courts to be or not be punitive or penal in nature. Such a determination has yet to be made by any Singapore court. The Singapore courts also may not recognize or enforce a foreign judgment if the foreign judgment is inconsistent with a prior local judgment, contravenes public policy, or amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.
RISK FACTORS
Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from, and discussed in Part I, “Item 1A. Risk Factors” in our 2021 10-K, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. The applicable prospectus supplement for any securities we may offer and any applicable free writing prospectus may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. The risks described in our filings with the SEC, the applicable prospectus supplement or any applicable free writing prospectus are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be not material also may materially and adversely affect our business, financial condition and/or operating results.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our securities offered by this prospectus for general corporate and working capital purposes. Pending these uses, we may invest the net proceeds temporarily. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the applicable prospectus supplement.
We will not receive any proceeds from sales of securities offered by any selling securityholders under this prospectus.
DESCRIPTION OF ORDINARY SHARES
The following description of our ordinary shares, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the ordinary shares that we may offer from time to time pursuant to this prospectus. While the terms we have summarized below will apply generally to any future ordinary shares that we or certain securityholders may offer, we will describe the particular terms of any offering in more detail in the applicable prospectus supplement. The following description of our ordinary shares and provisions of our Constitution are summaries and are qualified in its entirety by reference to applicable Singapore law and our Constitution, a copy of which has been filed as Exhibit 3.01 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2019 filed with the SEC on October 30, 2019.
References to “Flex,” “we,” “us” and “our” in this “Description of Ordinary Shares” are only to Flex Ltd. and not to any of its subsidiaries.
Ordinary Shares
Our share capital consists of ordinary shares, with no par value per ordinary share. There is no authorized share capital under Singapore law. There is a provision in our Constitution to enable us to issue shares with preferred, deferred or other special rights or such restrictions whether in regard to dividend, voting, return of capital or otherwise as our directors may determine, subject to the provisions of the Singapore Companies Act and every other act for the time being in force concerning companies and affecting our company (collectively, the “Statutes”) and our Constitution and without prejudice to any special right previously conferred on the holders of any existing shares or class of shares. All ordinary shares presently issued are fully paid and existing shareholders are not subject to any calls on ordinary shares. All ordinary shares are in registered form. We cannot, except in the circumstances permitted by the Singapore Companies Act, grant any financial assistance for the acquisition or proposed acquisition of our own ordinary shares.
New Shares
Under applicable Singapore law and our Constitution, new shares may be issued only with the prior approval from our shareholders in a general meeting. General approval may be sought from our shareholders in a general meeting for the issue of shares. Approval, if granted, will lapse at the earlier to occur of:
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the conclusion of the next annual general meeting;

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the expiration of the period within which the next annual general meeting is required by law to be held; or

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the subsequent revocation or modification of approval by our shareholders acting at a duly convened meeting.

Subject to this approval, and the provisions of the Statutes and our Constitution, the directors may allot and issue new shares to such persons on such terms and conditions and with the rights and privileges annexed thereto as such general meeting resolving upon the creation thereof shall direct and if no direction be given as the directors shall determine.
Shareholders
Only persons who are registered in our Register of Members are recognized under Singapore law as shareholders of our company with legal standing to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders. We may close the Register of Members at any time and for one or more periods, but the register may not be closed for an aggregate of more than thirty days in any calendar year.
Transfer of Ordinary Shares
Subject to applicable securities laws in relevant jurisdictions and our Constitution, our ordinary shares are freely transferable. The directors may in their absolute discretion decline to register any transfer of shares on which we have a lien and, in the case of shares not fully paid up, may refuse to register a transfer to a transferee of whom they do not approve, provided, however, that as required by the Singapore Companies Act the directors shall, within 30 days beginning with the day on which the application for a transfer of shares was made, serve a notice in writing to the applicant stating the facts which are considered to justify the refusal. Shares may be transferred by a duly signed instrument of transfer in the usual common form or in any other form which the directors may approve. The directors may decline to register any instrument of transfer unless, among other things, it is presented for registration together with a certificate of payment of stamp duty (if any), the share certificate(s) to which the transfer relates and such other evidence as they may reasonably require to show the right of the transferor to make the transfer. We will replace lost or destroyed certificates for shares upon notice to us and upon, among other things, the applicant furnishing evidence and indemnity as the directors may require and the payment of all applicable fees.
Re-election of Directors
Under article 94 of our Constitution, at each annual general meeting, all of the directors shall retire from office. Under article 95 of our Constitution, retiring directors are eligible for re-election. Under article 90 of our Constitution, any director holding office as a Chief Executive Officer (or an equivalent position) shall, while he or she continues to hold that office, be subject to retirement as the other directors. Under article 100 of our Constitution, our board of directors may appoint any person either to fill a casual vacancy or as an additional director. A director appointed by our board of directors under article 100 of our Constitution shall retire from office at the next annual general meeting after his or her appointment in accordance with article 94 of our Constitution, and is eligible for re-election at that annual general meeting.
Shareholders’ Meetings
We are required to hold an annual general meeting within six months after the end of our fiscal year. Under our Constitution, any general meeting other than the annual general meeting is called an “extraordinary general meeting”. The directors may convene an extraordinary general meeting whenever they think fit, and they must also do so upon the written request of shareholders representing not less than one-tenth of the paid-up shares as at the date of the deposit of the written request (disregarding paid-up shares held as treasury shares) carries the right of voting at general meetings. In addition, two or more shareholders holding not less than one-tenth of our total number of issued shares (excluding treasury shares) may call a meeting of our shareholders.
Unless otherwise required by law or by our Constitution, voting at general meetings is by ordinary resolution, requiring the affirmative vote of a simple majority of the total votes attached to all the fully paid-up shares which are represented at the meeting (of which at least fourteen days’ written notice is given) and voting on such resolution in person or by proxy. An ordinary resolution suffices, for example, for appointments of directors. A special resolution, requiring an affirmative vote of a majority of not less than three-fourths of the total votes attached to all the fully paid-up shares which are represented at the meeting (of which not less than 21 days’ written notice specifying the intention to propose the resolution as a special resolution has been duly given) and voting on such resolution in person or by proxy, is necessary for certain matters under Singapore law, such as an alteration of our Constitution.
Voting Rights
Voting at any meeting of shareholders is by a show of hands unless a poll is duly demanded before or on the declaration of the result of the show of hands. If voting is by a show of hands, every shareholder who is entitled to vote and who is present in person or by proxy or attorney or, in the case of a corporation, by a representative at the meeting has one vote. On a poll, every shareholder who is present in person or by proxy or by attorney or, in the case of a corporation, by a representative, has one vote for every share of which such shareholder holds or represents. A poll may be demanded by any of:
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the chairman of the meeting;

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not less than three shareholders who are entitled to vote at the meeting and who are present in person or by proxy or by attorney or in the case of a corporation by a representative;

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any shareholder or shareholders present in person or by proxy or by attorney or in the case of a corporation by a representative and representing not less than five (5) percent of the total voting rights of all shareholders entitled to vote at the meeting; or

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any shareholder or shareholders present in person or by proxy or by attorney or in the case of a corporation by a representative and holding shares conferring the right to vote where the aggregate sum paid up on such shares is not less than five (5) percent of the total sum paid up on all the shares conferring the right to vote.

Dividends
At a general meeting, our shareholders may declare dividends, but no dividend will be payable in excess of the amount recommended by the directors. The directors may also declare an interim dividend. No dividend may be paid except out of our profits. Except as otherwise may be provided in special rights as to dividends specified in the terms of issue of any shares (no such shares currently being in issue), all dividends are paid pro rata among the shareholders. To date, we have not declared any cash dividends on our ordinary shares and have no current plans to pay cash dividends in the foreseeable future.
Bonus and Rights Issues
In a general meeting, our shareholders may, upon the recommendation of the directors, by ordinary resolution:
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issue bonus shares to the shareholders for which no consideration is payable to us, in proportion to their shareholdings; or

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capitalize any reserves or profits as bonus shares to the shareholders in proportion to their shareholdings.

The directors may also issue to shareholders rights to take up additional shares, in proportion to their shareholdings. These rights are subject to any conditions attached to the issue and the regulations of any stock exchange on which the ordinary shares are listed.
Takeovers
The acquisition of our ordinary shares is regulated by the SFA and the Singapore Code on Take-overs and Mergers.
Under the Singapore Code on Take-overs and Mergers, where:
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any person acquires whether by a series of transactions over a period of time or not, shares which (taken together with shares held or acquired by parties acting in concert with such person) carry 30% or more of the voting rights of a company; or

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any person who, together with parties acting in concert with such person, holds not less than 30% but not more than 50% of the voting rights and such person, or any party acting in concert with such person, acquires in any period of six months additional shares carrying more than 1% of the voting rights, such person is required to extend a mandatory take-over offer for the remaining voting shares of the company. The Securities Industry Council is empowered to waive compliance with this requirement. Subject to certain exceptions, a mandatory take-over offer made must be in cash or be accompanied by a cash alternative at not less than the highest price paid by the offeror or any party acting in concert with such person for voting rights of the offeree company during the offer period and within six months prior to its commencement.

Liquidation or Other Return of Capital
On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.
Indemnity
As permitted by the laws of Singapore, our Constitution provides that, subject to the Statutes, our directors and officers will be indemnified by our company against all costs, charges, losses, expenses and liabilities incurred or to be incurred by him or her in the execution and discharge of his or her duties (including, without limitation, where he or she serves at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise) or in relation thereto. Except as permitted under the Singapore Companies Act, directors and officers may not be indemnified by our company against any liability which by law would otherwise attach to them relating to any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to our company.
Limitations on Rights to Hold or Vote Ordinary Shares
There are no limitations imposed by the laws of Singapore or by our Constitution on the right of non-resident shareholders to hold or vote ordinary shares.
Transfer Agent
Our transfer agent is Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000.
DESCRIPTION OF DEBT SECURITIES
This prospectus describes certain general terms and provisions of our debt securities and the related indenture. The debt securities will be issued in one or more series under an indenture, between us and U.S. Bank National Association, as trustee (as amended and supplemented from time to time, the “indenture”), or any successor trustee, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in one or more prospectus supplements and such description will supplement and, to the extent inconsistent with any portion of the description of our debt securities and the indenture contained in this prospectus, supersede the applicable portion of the description contained in this prospectus.
The indenture is subject to any amendments or supplements we may enter into from time to time as permitted under the indenture. We will file any amendments or supplements to the indenture as exhibits to a Current Report on Form 8-K or a post-effective amendment to the registration statement of which this prospectus forms a part. The statements herein relating to the debt securities and the indenture are summaries and are subject to the detailed provisions of the debt securities and the indenture. The following summary of the material provisions of the indenture is qualified in its entirety by the provisions of the indenture, including definitions of certain terms used in the indenture and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended. This summary may not contain all information that you may find useful. You should review the indenture that is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part for additional information.
As used in this description of debt securities, “Flex,” “we,” “us,” and “our,” refer solely to Flex Ltd. and not to any of its subsidiaries.
General
We will describe in one or more prospectus supplements the terms of the series of debt securities that we may offer and the supplemental indenture relating to such series of debt securities. These terms will include the following:
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the title of the debt securities and ranking (including the terms of any subordination provisions);

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any limit upon the aggregate principal amount of the debt securities;

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the date or dates on which the principal and premium, if any, of the debt securities is payable;

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the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

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the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, and the related record dates;

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the right, if any, to extend the interest payment periods and the duration of that extension;

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the price or prices at which, the period or periods within which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option;

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our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise at the option of a holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

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if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities will be issuable;

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the percentage of their principal amount (i.e., price) at which the debt securities will be issued;

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if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any such purpose;

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whether the debt securities will be issued in global form, and, in such case, the identity of the depositary for such debt securities;

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any trustees, authenticating agents or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

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whether the debt securities are convertible or exchangeable into, cash, ordinary shares or other equity securities or other assets or property of Flex or a combination thereof and the terms and conditions upon which such conversion or exchange shall be effected;

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the currency in which payments shall be made, if other than U.S. dollars;

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any deletion from, modification of or addition to the events of default or covenants provided for with respect to the debt securities;

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any provisions granting special rights to holders when a specified event occurs;

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any provision of the debt securities that would determine payments on the debt securities by reference to an index or a formula;

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any special tax implications of the debt securities;

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whether and upon what terms the debt securities may be defeased if different from the provisions set forth in this prospectus; and

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any and all additional, eliminated or changed terms that will apply to the debt securities.

The indenture will not limit the aggregate amount of debt securities that we may issue. We may issue debt securities under the indenture up to the aggregate principal amount authorized by our board of directors from time to time.
Flex may from time to time, without notice to, or the consent of, the holders of debt securities of a particular series, increase the principal amount of debt securities of that series by issuing additional debt securities of that series having the same terms and conditions as, and ranking equally and ratably with, debt securities of that series in all respects (except for the issue date, the issue price and, if applicable, the initial interest accrual date of such debt securities and the first interest payment date following the issue date of such additional debt securities). If such additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. Whether or not such additional debt securities are so fungible, the debt securities of any series and any additional debt securities of such series will be treated as a single series for all other purposes under the indenture, and all holders of debt securities of such series will vote together as one class on all matters with respect to such series of debt securities.
Merger, Consolidation or Sale of Assets
The indenture provides that Flex may not (i) consolidate, merge, combine or amalgamate with or into any other person or convey, transfer or lease its property and assets as an entirety or substantially as an entirety to any other person, or (ii) permit any other person to consolidate, merge, combine or amalgamate with or into Flex, unless:
(a) (1) in the case of a consolidation, merger, combination or amalgamation, Flex is the entity surviving such event, or (2) in the case that Flex consolidates, merges, combines with or into another or amalgamates with or into another person or conveys, transfers or leases its properties and assets as an entirety or substantially as an entirety to any person, such person will expressly assume, by supplemental indenture, the due and punctual payment of the principal of, and any premium and interest on, all of the debt securities, and the performance of Flex’s obligations under the indenture, including, if any debt securities are then secured pursuant to the indenture, any collateral documents relating thereto, and the debt securities issued thereunder;
(b) immediately after giving effect to such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and
(c) certain other conditions are met.
Restrictions Upon Reincorporating, Merging or Consolidating into a Subject Country
The indenture provides that we may not consolidate, merge, combine or amalgamate with or into any other person, whether or not we are the surviving corporation, or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any other person, or permit any other person to consolidate, merge, combine or amalgamate with or into us (a “subject transaction”) unless we satisfy specified conditions. If the surviving or resulting transferee, lessee or successor person (the “successor entity”) in a subject transaction is incorporated in any jurisdiction other than the country of Singapore and the United States of America, or any state thereof or the District of Columbia (any such jurisdiction, a “subject country”), then we must satisfy the conditions specified in the clauses below as promptly as practicable, but no later than 60 days following the date of the subject transaction:
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we shall have delivered to the trustee an opinion of counsel (as specified in the indenture) as to the continued validity, binding effect and enforceability of the indenture and the debt securities and to the further effect that the counsel is not aware of any pending change in, or amendment to, the laws, or any regulations promulgated thereunder, of any subject country in which the proposed successor entity is incorporated or maintains its principal place of business or principal executive office, or any taxing authority thereof or therein, affecting taxation, or any pending execution of or amendment to, or any pending change in application of or official position regarding, any treaty or treaties affecting taxation to which any such subject country is a party, which, in any such case, would permit the successor entity to redeem the debt securities pursuant to any optional redemption upon changes in tax laws provided for under the indenture or any supplemental indenture, it being understood that the counsel may, in rendering the opinion, rely, to the extent appropriate, on opinions of independent local counsel of recognized standing and we may instead deliver two or more opinions of counsel which together cover all of the foregoing matters;

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we shall have delivered to the trustee a certificate signed by two executive officers of the successor entity as to the continued validity, binding effect and enforceability of the indenture and the debt securities; and

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the successor entity shall, promptly but no later than 60 days following the date of the subject transaction, consent to the jurisdiction of the federal or state courts located in the Borough of Manhattan in the City of New York.

In the event of any subject transaction in which the successor entity is organized and existing under the laws of a subject country, we will indemnify and hold harmless the trustee and each holder of the debt securities from and against any and all present and future taxes, levies, imposts, charges and withholdings, including, without limitation, estate, inheritance, capital gains and other similar taxes, and any and all present and future registration, stamp, issue, documentary or other similar taxes, duties, fees or charges, imposed, assessed, levied or collected by or for the account of any jurisdiction or political subdivision or taxing or other governmental agency or authority thereof or therein on or in respect of the debt securities, the indenture or any other agreement relating to calculations to be performed with respect to the debt securities or any amount paid or payable under any of the foregoing which, in any such case, would not have been imposed had the subject transaction not occurred.
Enforceability of Judgments
A substantial portion of our assets is located outside the U.S. and, as described above under “Merger, Consolidation or Sale of Assets” we are permitted to merge into, consolidate with or transfer all or substantially all of our properties and assets to a person domiciled outside the U.S. (although we have no present intention of doing so), subject to the conditions described under such heading. Any judgment obtained in the U.S. against us or any successor person, including judgments with respect to payments on debt securities, may not be collectible in the U.S. In addition, there is some doubt as to the enforceability in other countries, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities based solely on the federal securities laws of the U.S., and awards for punitive damages in actions brought in the U.S. or elsewhere may not be enforceable in certain jurisdictions.
SEC Reports
At any time that Flex is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any debt securities issued under the indenture are outstanding, Flex will furnish to the trustee and make available on its website copies of such annual and quarterly reports and such information, documents and other reports as are required under Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation (and not a foreign private issuer) subject to such provisions, within 15 days after the filing with the SEC of such information, documents and reports under such provisions. Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be filed with the trustee at the time such documents are filed via such system, though the trustee shall have no obligation to determine whether such filings have been made.
Events of Default
Unless otherwise provided in any applicable prospectus supplement, any of the following events will constitute an event of default under the indenture with respect to any series of debt securities:
(i) default in the payment of any interest on that series of debt securities when the same becomes due and payable, and continuance of such default for a period of 30 days;
(ii) default in payment of principal of that series of debt securities, when due upon maturity, acceleration or redemption or otherwise;
(iii) default in the performance, or breach, of any other covenant, warranty or agreement of Flex in the indenture with respect to such series of debt securities, and the continuance of such default or breach for a period of 90 days after delivery of written notice to Flex by the trustee or to Flex and the trustee by the holders of not less than 25% in aggregate principal amount of the debt securities of all affected series then outstanding specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” under the indenture; or
(iv) certain events of bankruptcy, insolvency or reorganization of Flex.

The indenture provides that the trustee may withhold notice to the holders of the debt securities of the applicable series of the occurrence of a default with respect to the debt securities of such series (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders to do so.
The indenture provides that if an event of default arising from specified events of bankruptcy, insolvency or reorganization shall have occurred and be continuing, then the principal of, and accrued and unpaid interest on the debt securities of each series then outstanding will become immediately due and payable. The indenture provides that if any other event of default with respect to a series of debt securities shall have occurred and be continuing, then, either the trustee or the holders of at least 25% in principal amount of the debt securities of all affected series then outstanding may declare the principal amount of all the debt securities of each such series and any accrued and unpaid interest to be due and payable immediately, but upon certain conditions such declaration and its consequences may be rescinded by the holders of a majority in principal amount of such series of debt securities.
The trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of a series of debt securities unless such holders of the applicable series have offered the trustee security or indemnity satisfactory to the trustee. Subject to the foregoing, holders of a majority in aggregate principal amount of the debt securities then outstanding under the indenture affected, voting together as a single class, shall have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture or exercising any trust or power conferred on the trustee with respect to such debt securities. The indenture requires the annual filing with the trustee of a certificate by Flex as to whether or not it is in default under the terms of the indenture. Flex is also required to deliver to the trustee, within five calendar days after becoming aware thereof, written notice of any event of default in respect of any series of debt securities or any event which after notice or lapse of time or both would constitute an event of default, its status and what actions Flex intends to take in connection therewith.
Notwithstanding any other provision of the indenture, the right of any holder of any debt security to receive payment of the principal of and premium, if any, and interest, if any, on such debt security on or after the respective due dates therefor and to bring suit for enforcement of any such payment, on or after such respective dates shall not be impaired without the consent of such holder.
Discharge, Defeasance and Covenant Defeasance
Upon the direction of Flex, the indenture shall cease to be of further effect as to a particular series of debt securities (subject to the survival of certain provisions thereof) when (i) either (a) all of the outstanding debt securities of such series have been delivered to the trustee for cancellation (subject to certain exceptions) or (b) all of the debt securities of such series have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and Flex has irrevocably deposited with the trustee, in trust, funds in U.S. dollars or government obligations, in an amount sufficient to pay the entire indebtedness on the debt securities of such series in respect of principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the maturity or redemption of the debt securities of such series, as the case may be, (ii) Flex has paid or deposited funds for the payment of all other sums payable under the indenture with respect to such series of debt securities and (iii) certain other conditions are met.
The indenture provides that Flex may elect either to defease and be discharged from (i) any and all obligations with respect to a series of debt securities (except for, among other things, the obligations to register the transfer or exchange of the applicable series of debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities of such series, and to maintain an office or agency in respect of the debt securities of such series, and the obligation to pay the trustee’s fees and expenses and indemnify the trustee) (“defeasance”) or (ii) certain covenants in the indenture as well as any additional covenants so specified in the applicable supplemental indenture, and any omission to comply with such obligations shall not constitute a default or an event of default (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee, in trust for such purpose, of an amount, in U.S. dollars, and/or government obligations, which will provide money, in an amount sufficient to pay the principal of and any premium and any interest on the debt securities of the applicable series, on the scheduled due dates therefor or, the applicable redemption date, as the case may be.
Such a trust may only be established if, among other things, (i) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which Flex is a party or by which it is bound, (ii) no event of default shall have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after such date and (iii) Flex has delivered to the trustee either (x) a ruling received from or published by the Internal Revenue Service to the effect that the beneficial owners of the applicable series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, or (y) an opinion of counsel (as specified in the indenture) based on a change in applicable U.S. federal income tax law occurring after the date of the indenture to the same effect as the ruling described in clause (x) above.
Modifications and Waivers
The indenture contains provisions permitting Flex and the trustee thereunder, with the consent of the holders of at least a majority in principal amount of the debt securities outstanding under the indenture affected, voting together as a single class, to modify or amend any of the provisions of the indenture and the debt securities, provided that no such modification or amendment shall, without the consent of the holder of each outstanding debt security issued under the indenture so affected, among other things:
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reduce the rate of or change the time for payment of interest on the debt securities of such series;

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reduce the principal amount, or extend the fixed maturity, of the debt securities of such series;

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reduce any redemption price or repurchase price of such series of debt securities or amend or modify in any manner adverse to the holders of such series our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

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make any debt security of such series payable in money other than that stated in such debt security or other than in accordance with the provisions of the indenture;

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impair the right of any holder of such series of debt securities to receive payment of principal or interest on the debt securities of such series on or after the due dates therefor, including waiving any default with respect to the payment of principal or interest thereon, or to institute suit for the enforcement of any payment on or with respect to the debt securities of such series on or after such due dates;

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change the ranking of the debt securities of such series in a manner adverse to the holders of such series; or

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reduce the aforesaid percentage in principal amount of such debt securities, the consent of the holders of which is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such debt securities.

The indenture also contains provisions permitting Flex and the trustee, without the consent of the holders of the applicable series of debt securities (or any other debt security outstanding under the indenture), to modify or amend the indenture in order, among other things:
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to add to the covenants of Flex in the indenture for the benefit of the holders of any series of debt securities or to surrender any right or power conferred upon Flex by the indenture;

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to add to the events of default for the benefit of the holders of any series of debt securities;

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to evidence and provide for a successor trustee with respect to the debt securities of any series, or to add to or change any provisions of the indenture to the extent necessary to appoint a separate trustee for a specific series of debt securities;

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to secure or guarantee a series of debt securities;

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to cure any ambiguity or defect, or correct or supplement any provision therein which may be inconsistent with any other provisions therein, or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture and not adversely affect the rights of the holders of any debt securities issued thereunder in any material respect; or

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to conform the text of the indenture or the debt securities of any series to any provision of the “Description of Notes” section or equivalent section of any prospectus, prospectus supplement, offering memorandum, offering circular or any other document pursuant to which the debt securities of such series were offered.

The holders of a majority in aggregate principal amount of the debt securities outstanding under the indenture affected, voting together as a single class, may, on behalf of all holders of such debt securities, waive any past default with respect to all such debt securities and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt securities outstanding under the indenture or in respect of a covenant or provision which cannot be modified or amended without the consent of each holder of such outstanding debt securities.
Global Securities
We will issue each series of debt securities as one or more global securities in book-entry form only, unless we specify otherwise in a prospectus supplement. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each global security will be registered in the name of a financial institution or its nominee that we select and deposited with its custodian. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in a prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security. No owner of a beneficial interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures and the applicable procedures of its direct and indirect participants.
Under the indenture, only the person in whose name a debt security is registered on the books of the trustee or other registrar under the indenture is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary or its nominee. Flex expects that DTC or its nominee, upon receipt of any such payment, will immediately credit DTC participants’ accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global security as shown on the records of DTC. Flex also expects that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of Flex, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global security or for maintaining or reviewing any records relating to such beneficial interests.

PLAN OF DISTRIBUTION
The following describes generally the various methods we or the selling securityholders, if applicable, may use to distribute the securities offered under this prospectus from time to time. Each prospectus supplement will describe the particular plan of distribution for the securities offered under that prospectus supplement.
We or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:
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to or through underwriters or dealers;

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in short or long transactions;

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directly to a limited number of purchasers or to a single purchaser;

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through agents;

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through a combination of any of these methods of sale;

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through any other methods described in the applicable prospectus supplement.

The applicable prospectus supplement will state the terms of the offering of the securities, including:
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the name or names of any underwriters, dealers or agents;

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the purchase price of such securities and the proceeds to be received by us, if any;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If we or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
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negotiated transactions;

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at a fixed public offering price or prices, which may be changed;

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“at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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at prices related to prevailing market prices; or

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at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
We or the selling securityholders, if applicable, may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.

We or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us and/or the selling securityholders, if applicable, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Each series of securities issued pursuant to this prospectus and the applicable prospectus supplement, other than our ordinary shares, which are listed on The Nasdaq Global Select Market, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.
LEGAL MATTERS
Certain legal matters relating to the issuance and sale of the securities with respect to Singapore law will be passed upon for us by Allen & Gledhill LLP. Certain legal matters relating to the issuance and sale of the securities with respect to U.S. law will be passed upon for us by Venable LLP, New York, New York. Certain legal matters with respect to the issuance and sale of the securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting discounts and commissions, to be incurred by the registrant in connection with the issuance and distribution of the securities being registered under this registration statement.
SEC registration fee	$ *
Indenture trustee fees and expenses	$	**
Printing expenses	$	**
Accounting fees and expenses	$	**
Legal fees and expenses	$	**
Rating agency fees	$	**
Transfer agent fees	$	**
FINRA fees	$	**
Miscellaneous	$	**
Total	$	**

*
Omitted because the registration fee is being deferred pursuant to Rule 456(b) under the Securities Act of 1933, as amended.

**
These fees and expenses will be determined in connection with the securities to be offered and accordingly cannot be estimated at this time.

Item 15.
Indemnification of Directors and Officers.

Article 152 of the registrant’s Constitution provides that, subject to the provisions of and so far as may be permitted by the Singapore Companies Act, Chapter 50 (the “Singapore Companies Act”) and every other act for the time being in force concerning companies and affecting the registrant, every director, auditor, secretary or other officer of the registrant shall be entitled to be indemnified by the registrant against all costs, charges, losses, expenses and liabilities incurred or to be incurred by him or her in the execution and discharge of his or her duties (including, without limitation, where he or she serves at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise) or in relation thereto.
In addition, article 152 of the registrant’s Constitution provides that no director, secretary or other officer of the registrant shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the registrant, through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the registrant or for the insufficiency or deficiency of any security in or upon which any of the moneys of the registrant are invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited, or left or for any other loss, damage or misfortune which happens in the execution of the duties of his or her office or in relation thereto, unless the same happens through his or her own negligence, willful default, breach of duty or breach of trust.
Section 172 of the Singapore Companies Act prohibits a company from indemnifying its officers against any liability attaching to them in connection with any negligence, default, breach of duty or breach of trust in relation to the company (the “Liability”). However, a company is not prohibited from (a) purchasing and maintaining for any such officer, insurance against any such Liability, or (b) indemnifying such officer against any liability incurred by him or her to a person other than the company (such as third party liability), except when the indemnity is against:

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any liability of the officer to pay: (i) a fine in criminal proceedings; or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising); or

•
any liability incurred by the officer: (i) in defending criminal proceedings in which he or she is convicted; (ii) in defending civil proceedings brought by the company or related company in which judgment is given against him or her; or (iii) in connection with an application for relief under sections 76A(13) or 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

The registrant’s directors and officers are covered by indemnification agreements with the registrant and a wholly-owned subsidiary of the registrant. These indemnification agreements provide the registrant’s officers and directors with indemnification to the maximum extent permitted by applicable law. The registrant has also obtained a directors’ and officers’ liability insurance policy that will insure directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances which are permitted under the Singapore Companies Act.
The foregoing summaries are necessarily subject to the complete text of the Constitution of the registrant, the Singapore Companies Act and the indemnification agreements referred to above, and are qualified in their entirety by reference thereto.
Item 16.
Exhibits.

See the Exhibit Index immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.
Item 17.
Undertakings.

(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Incorporated by Reference
Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No.	Filed Herewith
1.01	Form of Underwriting Agreement*
4.01	Constitution of Flex Ltd. (incorporating all amendments as at August 20, 2019)	10-Q	000-23354	10/30/2019	3.01
4.02	Indenture, dated as of June 6, 2019, by and between the Company and U.S. Bank National Association, as trustee	8-K	000-23354	6/6/19	4.1
4.03	Indenture Cross-Reference Table					X
4.04	Form of Debt Securities*
5.01	Opinion of Allen & Gledhill LLP					X
5.02	Opinion of Venable LLP					X
23.01	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm					X
23.02	Consent of Allen & Gledhill LLP (included in Exhibit 5.01)					X
23.03	Consent of Venable LLP (included in Exhibit 5.02)					X
24.01	Power of Attorney (included on the signature page to this Registration Statement on Form S-3)					X
25.01	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture					X

*
To be filed by a post-effective amendment to this registration statement or incorporated by reference as an exhibit to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 2, 2021.
FLEX LTD.
By:	/s/ Revathi Advaithi Name: Revathi Advaithi Title: Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Revathi Advaithi and Paul R. Lundstrom, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Revathi Advaithi Revathi Advaithi	Chief Executive Officer (Principal Executive Officer) and Director and Authorized U.S. Representative	June 2, 2021
/s/ Paul R. Lundstrom Paul R. Lundstrom	Chief Financial Officer (Principal Financial Officer)	June 2, 2021
/s/ David P. Bennett David P. Bennett	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 2, 2021
/s/ Michael D. Capellas Michael D. Capellas	Chairman of the Board	June 2, 2021
/s/ John D. Harris II John D. Harris II	Director	June 2, 2021
/s/ Michael E. Hurlston Michael E. Hurlston	Director	June 2, 2021

Signature	Title	Date
/s/ Jennifer Li Jennifer Li	Director	June 2, 2021
/s/ Erin L. McSweeney Erin L. McSweeney	Director	June 2, 2021
/s/ Marc A. Onetto Marc A. Onetto	Director	June 2, 2021
/s/ Willy C. Shih, Ph.D. Willy C. Shih, Ph.D.	Director	June 2, 2021
/s/ Charles K. Stevens, III Charles K. Stevens, III	Director	June 2, 2021
/s/ Lay Koon Tan Lay Koon Tan	Director	June 2, 2021
/s/ William D. Watkins William D. Watkins	Director	June 2, 2021